United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

April 12, 2007

Date of Report

EGENE, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	0-32393	87-0645507
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

17841 Fitch

Irvine, California  92614

(Address of Principal Executive Offices)

(949) 250-8686

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 12, 2007, an Agreement and Plan of Merger (the “Merger Agreement”) was executed and delivered between eGene, Inc. (the “Company”), Electra Merger Sub, Inc. (“Merger Sub”), a Nevada corporation and wholly owned subsidiary of QIAGEN North American Holdings, Inc., a California corporation (“Parent” or “QIAGEN”), and QIAGEN, pursuant to which Merger Sub will merge with and into the Company, the Company shall continue as the surviving corporation and a wholly-owned subsidiary of Parent and the separate corporate existence of Merger Sub shall cease (the “Merger”).  Additional agreements and documents reviewed and adopted by the Company’s Board of Directors and which are discussed below included, but were not limited to: separate Voting Agreements for members of management and others; the Employment Agreements and Non-Competition Agreements with Messrs. Liu and Amirkhanian, directors and executive officers of the Company; the Employment Agreement and Non-Solicitation Agreement with Peter Sheu, the Company’s CFO; the Founders Certificate requiring the signatures of Messrs. Liu and Amirkhanian; the Option Termination Agreement to be signed by holders of all outstanding options to acquire common stock of the Company; the Company Disclosure Letter required by Section 2 of the Merger Agreement; and the proposed Press Release regarding the Merger (collectively, with other applicable agreements or documents referenced in the Merger Agreement or any of these Agreements, the “Merger Transaction Documents”). Capitalized terms herein shall have the meanings ascribed to them in the Merger Transaction Documents unless otherwise defined herein.

The Board of Directors considered, among other factors, the following reasons for the Merger, and will recommend the adoption of the Merger and related Merger Transaction Documents to the Company’s shareholders:

• the long-term interests of the Company and its shareholders;

• information concerning the business prospects and financial condition of the Company and

QIAGEN both individually and on a combined basis;

• the strength of the prospective management members that QIAGEN could bring to the reorganized

Company along with its business model;

• the terms of the Merger Agreement;

• the projected cash and equity value of the Merger to the Company’s shareholders;

• the Company’s need of cash resources to develop and promote its products;

• the interests, if any, of the directors and executive officers of the Company or QIAGEN in the

 Merger;

• the likelihood that the Merger would be consummated; and

• The Company’s desire to find an attractive candidate for a reorganization or merger that would be beneficial to it and its shareholders and the manufacture and sale of the Company’s products.

The following is a summary of the material provisions of the Merger Transaction Documents, which is qualified in its entirety by reference to the copies of the respective Merger Transaction Documents that are attached hereto and incorporated herein by reference.  See Item 9.01.

Members of management and other stockholders owning approximately 30.99% of the currently outstanding voting securities of the Company have executed and delivered Voting Agreements pursuant to which they have contractually agreed to vote in favor of the Merger, among other terms and conditions of the Voting Agreements.  See the discussion of the Voting Agreements below.

The gross Merger Consideration, consisting of approximately 48% cash and 52% shares of QIAGEN Stock (as defined below), is approximately $34,000,000, less all liabilities of the Company, including the employee bonuses discussed below under Item 8.01 and anticipated borrowing prior to closing of $250,000, and anticipated expenses of the Merger, and assumes the cancellation of all outstanding options on a net issuance basis and the exercise of all outstanding warrants to acquire common stock of the Company in accordance with their terms.  The net Merger Consideration is approximately $32,578,999, $15,551,999 in cash and $17,027,000 in QIAGEN Stock that will be issued under an effective registration statement to be filed with the SEC.

Merger Agreement

The following is a brief summary the material terms and provisions of the Merger Agreement and is modified in its entirety by reference to the Merger Agreement that is attached hereto and incorporated herein by reference in Item 9.01:

• each share of the Company’s common stock issued and outstanding immediately prior to the

Effective Time shall be converted automatically into the right to receive (i) $0.65 per share and (ii) 0.0416 fully paid and non-assessable ordinary shares of QIAGEN N.V. (the “QIAGEN Stock”), the sole stockholder of Parent and a corporation organized under the laws of The Netherlands that is a “reporting issuer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whose reports and registration statements can be accessed in the Edgar archives of the Securities and Exchange Commission (the “SEC”).  The shares of QIAGEN Stock to be issued in the Merger will be issued pursuant to an effective registration statement under the Securities Act of 1933, as amended.

• each option to acquire shares of the Company’s common stock shall be cancelled and extinguishedat the Effective Time and shall become the right to receive $1.36, less the option exercise price, as outlined in Section 1.9 of the Merger Agreement, and each option holder shall be required to execute and deliver the Option Termination Agreement.

• Outstanding warrants must be exercised in accordance with their terms to receive the Merger

 Consideration.

• Prior to the Closing, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent in the Merger (the “Exchange Agent”).  When and as needed, Parent shall make available to the Exchange Agent for exchange (through such procedures as Parent may reasonably adopt) sufficient cash and shares of QIAGEN Stock to be exchanged pursuant to Section 1.7 of the Agreement.

• QIAGEN shall prepare and file a registration statement on Form F-4 containing the

 Company’s  proxy statement soliciting the vote of shareholders with respect to the Merger and a prospectus covering the QIAGEN Stock that is part of the Merger Consideration, and subject to its effectiveness, the proxy statement/prospectus will be forwarded to the shareholders of the Company and the Merger will be approved on the vote of holders of not less than a majority of the outstanding voting securities of the Company, provided that persons owning more than 5% of the Company’s outstanding voting securities do not demand payment of the fair value of their shares in accordance with Sections 92A.300 to 93.A500 of the NRS.  There are mutual indemnification provisions from each party regarding the information supplied by each for use in the registration statement/prospectus.

• Members of management shall have executed the Voting Agreement, the Founders

Certificate, their respective Employment Agreements and Non-Competition Agreements of Non-Solicitation Agreements referenced above and more particularly described below.

• Customary representations and warranties of each of the Parties regarding various matters about each, including, but not limited to due authorization and the lack of existence of any legal requirements prohibiting execution and delivery the Merger Agreement.

• The Company will be required to conduct its business pending the Closing or Termination in the ordinary course, subject to the limitations set forth in Section 4.

• The Company shall, and shall cause its officers, directors, employees, auditors, accountants,

attorneys, investment bankers, financial advisors and other advisors (each, a “Representative”) and Affiliates and any other agents, to (i) immediately cease and cause to be terminated any discussions, negotiations or communications with any party or parties with respect to any Takeover Proposal, and (ii) promptly after the date hereof request the prompt return or destruction of all confidential information previously furnished to any party or parties within the last 12 months for the purpose of evaluating a possible Takeover Proposal. Notwithstanding, if, prior to obtaining the Requisite Stockholder Approval, (i) the Company has complied with Section 4.2 of the Merger Agreement, and (ii) the Company’s Board of Directors reasonably determines in good faith (after consultation with its outside counsel and its financial advisor) that a Takeover Proposal that did not result from a breach of such Section 4.2 constitutes or would reasonably be expected to lead to a Superior Takeover Proposal , then, to the extent required by the fiduciary obligations of the Company’s Board of Directors, as determined in good faith by a majority thereof after consultation with the Company’s outside counsel, the Company may, subject to the Company’s providing prompt (but in any event within 24 hours) prior written notice to Parent of its decision to take such action and compliance by the Company with Section 4.2(d), (A) furnish information with respect to the Company to, and (B) participate in discussions and negotiations directly or through its Representatives with, such Third Party, subject to a confidentiality agreement not materially less favorable to the Company than the Confidentiality Agreement; provided, however, that all such information that has not already been provided to Parent shall be provided to Parent prior to or as soon as reasonably practicable (but in any event within 24 hours) after it is provided to such Third Party.  For purposes of the Merger Agreement, “Superior Takeover Proposal” shall mean a bona fide, unsolicited written proposal or offer made by a Person to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, sale of assets, merger, consolidation, business combination, recapitalization, liquidations, dissolution or similar transaction, all or substantially all of the voting power of the capital stock of the Company then outstanding or all or substantially all of the consolidated total assets of the Company and its Subsidiaries (i) which, if any cash consideration is involved, is not subject to any financing contingencies (and if financing is required, such financing is then fully committed to the Person making such proposal or offer) and (ii) on terms the Company’s Board of Directors determines in good faith (after consulting the Company’s outside legal counsel and financial advisor), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the offer and the Person making the offer, are more favorable from a financial point of view to the Company or the holders of Company Common Stock than the Merger and the other transactions contemplated by this Agreement, after consultation with, and based upon the advice of, its outside legal counsel, that (i) such action is necessary for the Company’s Board of Directors to comply with its fiduciary duties to the Company and the holders of Company Common Stock under Law or writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Authority (each, an “Order”), and (ii) such Takeover Proposal is reasonably capable of being consummated.

• The Parties shall cooperate with each other regarding the preparation, filing and responding to comments of the SEC regarding the registration statement/prospectus of QIAGEN; the Company will promptly call a special meeting of its shareholders in accordance with its bylaws to consider and act upon the Merger as outlined in the registration statement/prospectus; the Parties will maintain all information that is Confidential Information about the other strictly confidential and return, or destroy, if requested, such Confidential Information, in the event of Termination; the Parties shall use their best efforts to complete the Merger and transaction contemplated thereby; Parent will give each employee of the Company full credit for prior service with the Company for the vesting under any applicable Parent employee plan or eligibility and vesting under any Parent employee plan or policy relating to vacation or severance; all Company Stock Options not exercised under Section 1.9 will be canceled; there are mutual notification requirements of the discovery of any matter that would result in any representation or warranty becoming untrue or inaccurate; covenants about joint press releases;

provisions requiring the obtaining of director and officer insurance; provision governing stockholder litigation regarding the Merger; and if requested by Parent prior to the Closing, the Company will terminate all existing Company Benefit Plans.

• Conditions to the Closing of the Merger include: (i) approval of persons owning a majority of the outstanding voting securities of the Company; (ii) the QIAGEN registration statement/prospectus shall have been declared effective by the SEC, and there shall have been no stop order suspending its effectiveness or proceeding initiated or threatened in that respect by the SEC; (iii) the QIAGEN Stock issuable as part of the Merger Consideration  shall have been listed on the NASDAQ Global Select Market; no injunctions or other proceedings shall have been entered that would prevent the consummation of the Merger; the representations and warranties of the Company shall be true and correct on closing; the agreements and covenants of the Company shall have been duly performed as required and certified by the CEO and the CFO of the Company; all third party consent required by the Company shall have been obtained; there shall have been no occurrence that would have a Material Adverse Effect on the Company; no legal actions shall have been instituted that would prevent the Merger from being consummated, cause any of the transactions contemplated to be rescinded following consummation, affect adversely the right of Parent to own the capital stock of the Company or affect the right of the Company or its Subsidiaries to own their material assets and operate their businesses; and persons owning more than 5% of the Company’s outstanding voting securities do not demand payment of the fair value of their shares in accordance with Sections 92A.300 to 93.A500 of the NRS.

• The Merger Agreement can be terminated if: (i) by mutual consent; (ii) by either Parent of the

Company if the Merger is not consummated within six months from the date of the Merger Agreement; (iii) by either Parent or the Company if a Governmental Authority shall have issued an order or taken action which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the Merger; by either Parent of the Company if the Requisite Stockholder Vote is not received in favor of the Merger, provided that this right shall not be available to the Company if the Company has breached any of its obligations under Section 4.2; by Parent if the Company’s Board of Directors has withdrawn or adversely modified the Board Recommendation and failed to reaffirm the Board Recommendations within seven days from Parent’s request to do so, or the Board of Directors of the Company recommends a Superior Takeover Proposal, or determined to accept a Superior Takeover Proposal, or the Company shall have materially breached any of its obligations under Section 4.2 or Section 5.2 or any third party shall have commenced a Takeover Proposal and the Company shall not have sent to notice its security holders pursuant to Rule 14e-2 of the SEC within 10 business days that the Company recommends rejection of such tender or exchange offer; by either party of the other is in violation of the terms and provisions of the Merger Agreement and the violation is not cured within 15 days of notice thereof, provided the party claiming termination is not in violation; or by the Company to accept a Superior Takeover Proposal. A Break-Up Fee of $250,000 will be required to be paid by the Company if the Termination is because of: (i) the failure to get the Requisite Stockholder Approval; (ii) to accept a Superior Takeover Proposal; or the Company is in breach of its covenants and representations and warranties, and continues to be in breach for 15 days after notice by Parent.  If the Termination is the result of failure to receive the Requisite Stockholder Vote, the Break-Up Fee shall be paid in three equal monthly installments commencing one month after Termination; otherwise, the Break-Up Fee is due immediately.

• The Merger Agreement is governed by the laws of the State of Delaware.

Non-Disclosure Agreement

Each person who was approached to sign the Voting Agreement who was not a member of management was required to executed and deliver the Non-Disclosure Agreement that prohibits disclosure or use of any Confidential Information regarding the Merger or the Parties in connection with the purchase or sale of the securities of the Company or otherwise.

Voting Agreement (Management)

Each member of management was required to execute and deliver this Voting Agreement as a condition of the signing of the Merger Agreement by Merger Sub and QIAGEN.  The following is a brief summary of the material terms and provisions of the Form of the Voting Agreement, and is qualified in its entirety by reference to the Voting Agreement that is attached hereto and incorporated herein by reference in Item 9.01:

• Subject to Termination, each agrees to vote all shares of the Company Common Stock owned or hereafter acquired in favor of the Merger and any other matters contemplated thereby.

• Each has granted Parent an irrevocable proxy coupled with an interest to vote all of the

Company Common Stock owned by each in favor of the Merger and any other matters contemplated thereby, except the election of directors.

• Parent was granted a Purchase Option to purchase all of the Company Common Stock of each owned or hereafter acquired at a price of $1.36 per share for the 30 day period following the earliest of  the Termination of the Merger Agreement; or written notice of the termination of the Voting Agreement; and each has agreed not to sell, transfer or otherwise dispose of the shares covered by the Purchase Option or do any other act that would prevent each from complying with the Voting Agreement.  As a result of the Purchase Option granted, no member of management can profit by any Superior Takeover Proposal, regardless of whether the Merger Agreement is terminated.

• Customary representations and warranties of each of the Parties regarding various matters about each, including, but not limited to due authorization and the lack of existence of any legal requirements prohibiting execution and delivery the Merger Agreement.

• Nothing in the Voting Agreement can be construed to limit or affect any action or inaction by each as a result of the fiduciary duties of each to the Company and its stockholders by reason of being directors and executive officers of the Company.

• The Voting Agreement is governed by the laws of the State of California.

Voting Agreement (Others)

The Form of the Voting Agreement executed by persons other than members of management has substantially identical terms, except that there is no Purchase Option granted to QIAGEN, and this reference in qualified in its entirety to that Form of the Voting Agreement that is attached hereto and incorporated herein by reference.

Management Employment Agreements, Non-Compete Agreements and Non-Solicitation Agreements

The following is a brief summary of the material terms and provisions  management Employment Agreements, Non-Competition Agreements or Non-Solicitation Agreements, all of which are contingent on the Closing of the Merger, and is qualified in its entirety by reference to the respective Employment Agreements, Non-Competition Agreements and Non-Solicitation Agreements that are attached hereto and incorporated herein by reference in Item 9.01:

Ming-Sun Liu (“Liu”) Employment Agreement and Non-Competition Agreement

The Employment Agreement is: (i) for an Initial Term of two years that will be extended yearly or terminate if not extended within 60 days of the two year anniversary date (the “Term”); (ii) for full-time employment as Executive Director, Analytical Systems and General Manager, Orange County Site; (iii) with a Base Salary of $160,000 annually, subject to potentially receiving a 25% performance bonus, determined in the sole discretion of the Company and based 33.3% on Employee performance and 66.6% on the Company’s financial achievement, and a 25% Retention Bonus, if the Initial Term is fulfilled and the Company achieves its milestone goals established by it; (iv) 10,000 share grant of QIAGEN Stock, vesting immediately, at the strike price to be determined on the last business day of the month hired; (v) customary health and other fringe benefits; (vi) severance compensation, in for the remaining Term, if terminated without cause or for Good Reason; (vii) and with customary confidentiality provisions.

The Non-Competition Agreement provides that Liu: (i) shall not, for a period of two years, directly or directly, except on behalf of Parent, become associated with a Competitive Activity, that includes but is not limited to a number of named competitors of Parent; (ii) shall keep all Confidential Information of Parent strictly confidential, and not to use and Confidential Information for his use or benefit or the benefit of any other; (iii) all Ideas, Copyrights and Patents of Liu developed during his employment and for two years thereafter that relate to the business activities of Parent shall be the sole and exclusive property of Parent; (iv) he will cooperate in all respect with Parent to obtain any patents, trademarks, copyrights and Inventions resulting therefrom; (v) he has agreed to injunctive relief in the enforcement of the Non-Competition Agreement; and the Non-Competition Agreement is governed by the laws of the State of California.

Varouian D. Amirkhanian (“Amirkhanian”) Employment Agreement and Non-Competition Agreement

Amirkhanian’s Employment Agreement and Non-Competition Agreement are substantially the same in all material respects as the Liu Employment Agreement and Non-Competition Agreement, with the exception that his Base Salary under his Employment Agreement is $155,000, and his title is Director, Development and Operations Analytical Systems.

Peter Sheu (“Sheu”) Employment Agreement and Non-Solicitation Agreement

Sheu’s Employment Agreement is substantially the same in all material respects as the Liu Employment Agreement , with the exception that: (i) it has an Initial Term of  18 months; (ii) his Base Salary under his Employment Agreement is $130,000; (iii) his title is Controller; (iv) his year end bonus is limited to $15,000; (v) his Retention Bonus is limited to 20%; and (vi) there is no equity grant in QIAGEN Stock.

The Non-Solicitation Agreement of Sheu prohibits him from directly or indirectly soliciting, except on behalf of Parent, the Company or their respective subsidiaries and affiliates, for a period of two years from the termination of his Term of employment: (i) any person who is an employee of Parent, the Company or any of their respective affiliates; or (ii) any customers, business partners of affiliates of Parent, the Company or any of their respective current or future successors, with the intent of encouraging or inducing any to terminate, restrict or otherwise limit its or their business relationship with Parent, the Company or any of their current or future successors.  It also requires Sheu to keep all Confidential Information of Parent strictly confidential, and not to use and Confidential Information for his use or benefit or the benefit of any other; provides that all Ideas, Copyrights and Patents of Sheu developed during his employment and for two years thereafter that relate to the business activities of Parent shall be the sole and exclusive property of Parent; that he will cooperate in all respect with Parent to obtain any patents, trademarks, copyrights and Inventions resulting therefrom; (v) that he has agreed to injunctive relief in the enforcement of the Non-Competition Agreement; and the Non-Competition Agreement is governed by the laws of the State of California.

Option Termination Agreement

The following is a brief summary of the material terms and provisions of the Option Termination Agreement, all contingent on the Closing of the Merger, and is qualified in its entirety by reference to Form of the Option Termination Agreement that is attached hereto and incorporated herein by reference in Item 9.01:

• Immediately prior to and contingent upon the Closing of the Merger, each signatory’s options will be cancelled for a cash payment of $1.36, less any exercise price payable by the option holder.

• Optionee agrees not to exercise any options held until the earlier of July 31, 2007, the termination of the Merger Agreement or the Closing of the Merger.

• Customary representations about ownership, non-exercise, agreement to supply tax forms for withholding obligations and knowledge, skill and experience in business, financial and investment matters sufficient to evaluate the transactions contemplated by the Merger Agreement are also made by the option holder, and the governing law is the law of the State of California.

Item 8.01 Other Events

Subject to the Closing of the Merger, the Board of Directors has adopted and the Company shall pay the following cash bonuses to members of its management and $260,00 to be shared by 12 employees.  These bonuses were part of the negotiations that led to the final computation of the Merger Consideration under the Merger Agreement, and they are net cash portion of the Merger Consideration outlined above under Item 1.01.

Position	Employee	Bonus
CEO	Ming-Sun Liu	$130,000
Exec. VP & Director	Varoujan D. Amirkhanian	$130,000
CFO	Peter Sheu	$ 80,000
BOD	SC Lu	$ 60,000
12 Employees	Employees	$260,000
TOTAL		$660,000

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Exhibit Description

     2.1                  Agreement and Plan of Merger

Exhibit A – Articles of Merger

     2.2(i)              Voting Agreement (Management)

     2.2(ii)             Voting Agreement (Other)

     2.3                  Employment Agreement of Ming S. Liu

     2.4                  Non-Competition Agreement of Ming S. Liu

     2.5                  Employment Agreement of Varouj Amirkhanian

     2.6                  Non-Competition Agreement of Varouj Amirkhanian

     2.7                  Employment Agreement of Peter Sheu

     2.8                  Non-Solicitation Agreement of Peter Sheu

     2.9                  Option Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

EGENE, INC.

Date:	April 18, 2007	By:	/s/ Ming S. Liu
Ming S. Liu
President and Director